SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):              December 31, 2008

ONSTREAM MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-22849	65-0420146
(Commission File Number)	(IRS Employer Identification Number)

1291 SW 29 Avenue, Pompano Beach, Florida 33069
(Address of executive offices and Zip Code)

(954)917-6655
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities
Item 3.03 Material Modification to Rights of Security Holders

Effective December 31, 2008, our Board of Directors authorized the sale and issuance of up to 100,000 shares of Series A-12 Redeemable Convertible Preferred Stock (“Series A-12”). The Series A-12 has a coupon of 8% per annum, a stated value of $10.00 per preferred share and a conversion rate of $1.00 per common share. Series A-12 dividends are cumulative and must be fully paid by us prior to the payment of any dividend on our common shares. Dividends are payable in advance, in the form of our common shares. The holders of Series A-12 may require redemption by us under certain circumstances, as outlined below, but any shares of Series A-12 that are still outstanding as of December 31, 2009 will automatically convert into our common shares. Series A-12 is senior to all other preferred share classes that may be issued by us but except as explicitly required by applicable law, although the holders of Series A-12 shall not be entitled to vote on any matters as to which holders of our common shares are entitled to vote. Holders of Series A-12 are not entitled to registration rights.

Effective December 31, 2008, we sold to two (2) investors an aggregate of 80,000 shares of our Series A-12, in accordance with the terms of subscription agreements, the form of which is attached as Exhibit 10.1. As outlined in those subscription agreements, the Series A-12 purchase price was paid in the form of (i) the surrender of an aggregate of 60,000 shares of our Series A-10 Convertible Preferred Stock (“Series A-10”) held by those two investors and having a stated value of $10.00 per A-10 share plus (ii) the payment of additional cash aggregating $200,000, which we received from those two investors. The terms of the Series A-10 called for any shares still outstanding as of December 31, 2008 to automatically convert into our common shares.

In accordance with the terms of the Series A-12, after six months the holders may require us, to the extent legally permitted, to redeem any or all Series A-12 shares purchased as additional shares at the additional purchase price of $10.00 per share.  Shares of Series A-12 acquired in exchange for shares of Series A-10 have no redemption rights.

In accordance with the terms of the Series A-12, dividends are payable in advance in the form of our common shares, using the average closing bid price of those shares for the five trading days immediately preceding the Series A-12 purchase closing date. We intend to issue these dividend shares, for the one year period ending December 31, 2009, within ten (10) days of the Series A-12 purchase closing date.

All of the above securities were offered and sold without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, the "Securities Act"), in reliance on an exemption therefrom.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 7, 2009, we filed with the Florida Secretary of State a Certificate of Designation, Preferences and Rights for our Series A-12 Redeemable Convertible Preferred Stock, which is attached as Exhibit 3.1.

Item 9.01         Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description

3.1	Certificate of Designation, Preferences and Rights of Series A-12 Redeemable Convertible Preferred Stock, as filed with the Florida Secretary of State on January 7, 2009

10.1	Form of Subscription Agreement for Series A-12 Redeemable Convertible Preferred Stock

The foregoing descriptions are qualified in their entirety by reference to the full text of such exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION

	By:	/s/ Robert E. Tomlinson
January 7, 2009	Robert E. Tomlinson, CFO